                                                                    EXHIBIT (99)

                        Report of Independent Auditors



Board of Directors and Shareholders
First Oak Brook Bancshares, Inc.

We have audited the accompanying consolidated statements of income, changes in shareholders' equity, and cash flows of First Oak Brook Bancshares, Inc. and subsidiary for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of First Oak Brook Bancshares, Inc. and subsidiary's operations and cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.


/s/ERNST & YOUNG LLP

Chicago, Illinois
January 20, 1998